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                                                                   EXHIBIT 10.36

                                                                  EXECUTION COPY

                              FOURTH AMENDMENT TO

                          AMENDED AND RESTATED SECURED

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

     This Agreement, dated as of December 31, 1996 (this "Amendment"), is entered into by and among HEALTHDYNE TECHNOLOGIES, INC., a Georgia corporation (the "Company"), the financial institutions parties to the Credit Agreement referred to below (collectively, the "Banks"; individually, a "Bank"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent for the Banks (the "Agent").

                                    RECITALS

     The Company, the Agent and the Banks are parties to an Amended and Restated Secured Revolving Credit and Term Loan Agreement dated as of December 29, 1994 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"). Capitalized terms used and not otherwise defined or amended in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

     The company and the Banks desire to amend the Credit Agreement in certain respects as hereinafter set forth.

                                   AGREEMENT

     In consideration of the mutual covenants and agreement hereinafter set forth, the parties hereto mutually agree as follows:

A. AMENDMENTS.

     1. Amendment of Title. The title of the Credit Agreement appearing on the cover page and on page 1 thereof is hereby amended by inserting the words "AND TERM LOAN" immediately after the words "REVOLVING CREDIT".

     2. Amendment of Section 1.1 (Definitions). Section 1.1 of the Credit Agreement is hereby amended by:

     (a) inserting the following new definitions in the proper alphabetical order:

                  "'Revolving Commitment' means the portion of the Credit consisting of the Banks' commitment to make Revolving Loans to the Company in an aggregate principal amount not to exceed $35,000,000 under the terms of this Agreement."


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                  "'Term Commitment' means the portion of the Credit consisting of the Banks' commitment to make the Term Loan to the company in the aggregate principal amount of $15,000,000 under the terms of the Agreement."

                  "'Third Amendment' means the Third Amendment, dated as of June 28, 1996, to this Agreement."

                  "'Third Amendment Effective Date' means June 28, 1996."

     (b) deleting the definition of "Applicable Margin" in its entirety and substituting therefor the following:

                  "'Applicable Margin' shall mean, at any time, for Alternate Reference Rate Loans ('ARR'), Eurodollar Loans ('Eurodollar') and for the Non-Use Fee set forth in Section 3.2, the margin set forth below opposite the applicable consolidated Interest Coverage Ratio and the Maximum Debt to Cash Flow Ratio Levels:




           RATIOS                                MARGINS
--------------------------------     ------------------------------
INTEREST              MAX. DEBT
COVERAGE              TO CASH        EURO-                  NON-USE
RATIO                 FLOW RATIO     DOLLAR      ARP        FEE
-----------           -----------    -------     ----       -------
< 3.0 to 1.0   and    > 3.00 to 1     2.00%      0.50%      0.50%
                      -
> 3.0 to 1.0   and    < 3.00 to 1     1.50%      0.25%      0.375%
-
< 5.0 to 1.0          > 2.00 to 1
                      -
> 5.0 to 1.0   and    < 2.00 to 1     1.00%         0%      0.375%
-
< 6.0 to 1.0          > 1.00 to 1
                      -
> 6.0 to 1.0   and    < 1.00 to 1     0.75%         0%      0.250%;
-

              provided that (i) in the event that the Company's ratios fall between two of the levels set forth above, the applicable level shall be that level which results in the higher margin being applied; (ii) the Applicable Margin shall be increased by 0.5 percentage point as to the amount of outstanding Loans at any time in excess of the Borrowing Base; and (iii) each change in the Applicable Margin shall become effective on the first Business Day of the fiscal quarter following required receipt of the quarterly financial statements, except with respect to the fiscal year end, in which case the change shall be applicable on the first Business Day of the second fiscal quarter following the fiscal year end"; and

              (c) deleting the definition of "Overadvance" in its entirety.

     2. Amendment of Section 2.1 (Commitment of the Banks). Section 2.1 of the Credit Agreement is hereby amended by deleting

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paragraph (a) thereof in its entirety and substituting therefor the following:

                  "(a) Revolving Loans. To make its Pro Rata Share of loans (collectively called the 'Revolving Loans' and individually called a 'Revolving Loan') to the Company, which Revolving Loans the Company may prepay and reborrow during the period from the date hereof to, but not including, the Termination Date, in such amounts as the Company may from time to time request, but not exceeding in the aggregate at any time outstanding with respect to each Bank, an amount equal to the lesser of
        (i) the amount set forth in the column 'Amount of Revolving Commitment' opposite such Bank's name on the signature page hereof (or such reduced amount as may be fixed by the company pursuant to Section 4.4), or (ii) its Pro Rata Share of the Borrowing Base."

     3. Amendment of Section 3.2 (Non-Use Fee). Section 3.2 of the Credit Agreement is hereby amended by deleting the words "Revolving Loans" appearing in the first sentence thereof and substituting therefor the words "Revolving Commitment".

     4. Amendment of Section 8.11 (Merger, Purchase and Sale). Section 8.11 of the Credit Agreement is hereby amended by deleting clause (iv) in its entirety and substituting therefor the following:

                  "(iv) expend for the purchase or other acquisition of any capital stock or assets of any Person (each, an 'Acquisition') (A) for the fiscal year ending December 31, 1996, an amount in excess of $6,000,000 and (B) for each fiscal year thereafter, an amount in excess of the sum of (1) $6,000,000 plus (2) 15% of any increase in the tangible net worth of the Company, as reported at each fiscal year end, from the tangible net worth of the Company as reported at the fiscal 1995 year end; provided, however, that (x) prior to making any Acquisition, the Company shall have furnished to the Agent and the Banks a certificate of the chief financial officer of the Company showing compliance with the covenants set forth in Sections 8.12, 8.13, 8.14 and
        8.15 before giving effect to such Acquisition and pro forma compliance with such covenants after giving effect to such Acquisition and stating that after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall have occurred and be continuing; and
        (y) without the consent of all the Banks, neither the company nor any Subsidiary shall make any Acquisition unless it has been consented to by the Board of Directors of the Person that is the target thereof."

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     5. Amendment of Section 8.24 (Overadvance). Section 8.24 of the Credit
Agreement is hereby amended by deleting such Section in its entirety and substituting therefor the following:

               "8.24 Overadvance. [Intentionally omitted]."

B. REPRESENTATIONS AND WARRANTIES.

     The Company hereby represents and warrants to the Agent and Banks that:

     1. No Event of Default or Unmatured Event of Default has occurred and is continuing, and neither the Company nor any of its Subsidiaries is in material violation of any law or governmental regulation or court order or decree;

     2. The representations and warranties of the Company pursuant to Article 7 of the Credit Agreement are true and correct with the same effect as if made on the date hereof (unless stated to relate solely to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date);

     3. The execution and delivery by the Company of this Amendment and the performance by the Company of the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action; and

     4. No consent, approval, authorization, permit or license from any federal or state regulatory authority is required in connection with the making or performance of the Credit Agreement, as amended hereby.

C. CONDITIONS PRECEDENT.

     This Amendment will become effective as of the date first written above upon execution by all of the Banks, provided that the Agent shall have received in form and substance satisfactory to the Agent and the Banks, all of the following:

     1. Counterparts of this Amendment, duly executed by the Company and each Bank, and duly acknowledged by the Agent.

     2. A Consent of each Material Subsidiary in the form attached hereto as Exhibit A.

     3. A non-refundable amendment fee in the amount of $20,000, to be distributed equally to each Bank.

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D. MISCELLANEOUS.

     1. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

     2. The parties hereto hereby acknowledge and agree that all of the promissory notes executed and delivered in connection with the Third Amendment to the Credit Agreement are deemed to have been dated June 28, 1996.

     3. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

     4. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

     5. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

                                                   HEALTHDYNE TECHNOLOGIES, INC.

                                                   BY: /S/ M. WAYNE BOYLSTON
                                                      -------------------------
                                                   TITLE: VP FINANCE, CFO
                                                          ---------------------
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                                                   BANK OF AMERICA ILLINOIS

                                                   BY: /S/ MICHAEL J. MCKENNEY
                                                      -------------------------
                                                   TITLE: VICE PRESIDENT
                                                          ---------------------


                                                   FIRST UNION NATIONAL
                                                   BANK OF GEORGIA

                                                   BY: /S/ DANIEL KOMITOR
                                                      -------------------------
                                                   TITLE: VICE PRESIDENT
                                                          ---------------------

ACKNOWLEDGED:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, AS AGENT

BY: /S/ MICHAEL J. MCKENNEY
   -------------------------
TITLE: VICE PRESIDENT
       ---------------------


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                                                                       EXHIBIT A

                                    CONSENT

     The undersigned hereby agrees and consents to the terms and provisions of the foregoing Fourth Amendment to Amended and Restated Secured Revolving Credit and Term Loan Agreement (the "Amendment"), and agrees that the Subsidiary Guaranty and Loan Documents executed by the undersigned shall remain in full force and effect notwithstanding the provisions of the Amendment.

DATED: AS OF DECEMBER 31, 1996

                                                   HEALTHSCAN PRODUCTS, INC.

                                                   BY: M. WAYNE BOYLSTON
                                                      -------------------------
                                                   TITLE: VP FINANCE, CFO
                                                         ---------------------